                                                                  EXHIBIT 11.1


                     RPM INTERNATIONAL INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF COMPUTATIONS OF EARNINGS
                         PER SHARE AND SHARE EQUIVALENTS
                                   (Unaudited)

                    (In thousands, except per share amounts)



                                                            Three Months Ended August 31,
                                                            -----------------------------
                                                               2004                2003
                                                             --------            --------
SHARES OUTSTANDING
     FOR COMPUTATION OF BASIC EARNINGS PER
        SHARE OF COMMON STOCK

            WEIGHTED AVERAGE SHARES                           116,163             115,557
                                                             --------            --------

            TOTAL SHARES FOR BASIC EARNINGS
                 PER SHARE                                    116,163             115,557

     FOR COMPUTATION OF DILUTED EARNINGS
        PER SHARE OF COMMON STOCK

            NET ISSUABLE COMMON SHARE EQUIVALENTS                 915                 676
                                                             --------            --------

           TOTAL SHARES FOR DILUTED EARNINGS
                  PER SHARE                                   117,078             116,233
                                                             ========            ========

NET INCOME
     NET INCOME APPLICABLE TO SHARES OF COMMON
         STOCK FOR BASIC EARNINGS PER SHARE                  $ 54,486            $ 47,672
                                                             --------            --------

     NET INCOME APPLICABLE TO SHARES OF COMMON
         STOCK FOR DILUTED EARNINGS PER SHARE                $ 54,486            $ 47,672
                                                             ========            ========



     BASIC EARNINGS PER SHARE                                $   0.47            $   0.41
                                                             ========            ========



     DILUTED EARNINGS PER SHARE                              $   0.47            $   0.41
                                                             ========            ========




THE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF THESE STATEMENTS.